EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-000) and related Prospectus of Chelsea GCA Realty, Inc. for the registration of 194,837 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 1999, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty, Inc. included in Chelsea GCA Realty, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP


New York, New York
April 30, 1999